As filed with the Securities and Exchange Commission on February 22, 2011.
Registration No. 333-34766

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana
(State or other jurisdiction of	72-0693290
incorporation or organization)	(I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises, Inc. 2000 Incentive Compensation Plan
Stewart Enterprises, Inc. 2000 Director’s Stock Option Plan
Stewart Enterprises, Inc. Employees’ Retirement Trust
(A Profit Sharing Plan) and Trust Agreement
(Full title of the plans)
Thomas M. Kitchen
Senior Executive Vice President and Chief Financial Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Dionne M. Rousseau
Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
8555 United Plaza, Suite 500
Baton Rouge, Louisiana 70809
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION
     Stewart Enterprises, Inc. (the “Company”) hereby files this Post-Effective Amendment No. 3 to its Registration Statement on Form S-8, No. 333-34766 (the “Registration Statement”), to deregister all unsold securities registered for sale through the Stewart Enterprises, Inc. 2000 Incentive Compensation Plan (the “Plan”). The Company no longer offers its Class A Common Stock through the Plan and is filing this Post-Effective Amendment No. 3 in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering under the Registration Statement.
     The unsold securities under the Stewart Enterprises, Inc. 2000 Director’s Stock Option Plan and the Stewart Enterprises, Inc. Employees’ Retirement Trust (A Profit Sharing Plan) and Trust Agreement were deregistered pursuant to Post-Effective Amendment No. 2, and the Company does not offer or sell any remaining shares of its Class A Common Stock under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on February 21, 2011.

STEWART ENTERPRISES, INC.
By:	/s/ Thomas M. Kitchen
Thomas M. Kitchen
Senior Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Crawford Thomas J. Crawford	President, Chief Executive Officer and a Director	February 21, 2011
(Principal Executive Officer)

/s/ Thomas M. Kitchen	Senior Executive Vice President, Chief Financial Officer and a Director	February 21, 2011
Thomas M. Kitchen
(Principal Financial Officer)

/s/ Angela M. Lacour	Vice President, Corporate Controller and Chief Accounting Officer	February 21, 2011
Angela M. Lacour
(Principal Accounting Officer)

*	Director and Chairman of the Board	February 21, 2011
Frank B. Stewart, Jr.

*	Director	February 21, 2011
Alden J. McDonald, Jr.

*	Director	February 21, 2011
James W. McFarland

*	Director	February 21, 2011
Ronald H. Patron

*	Director	February 21, 2011
Michael O. Read

*	Director	February 21, 2011
Ashton J. Ryan, Jr.

* By: /s/ Thomas M. Kitchen
Thomas M. Kitchen
Attorney-in-Fact